INVESTMENT
                                                ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT, dated this 14th day of September, 2010, by and between MFS SERIES TRUST
XII, a  Massachusetts  business  trust (the  "Trust"),  on behalf of its series of shares (each a "Fund") listed on
Appendix A attached hereto, and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a
 Delaware corporation (the "Adviser").

                                                    WITNESSETH:

         WHEREAS, the Trust is engaged in business as an investment company registered under the Investment
Company Act of 1940; and

         WHEREAS, the Adviser is willing to provide services to the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         Article 1. Duties of the Adviser. (a) The Adviser shall provide the Fund with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets.
The Adviser  shall act as  investment  adviser to the Fund and as such shall furnish  continuously  an  investment
program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions
of the  Trust's  Declaration  of Trust,  dated  June 29,  2005,  and  By-Laws, each as  amended  from time to time
(respectively,  the "Declaration" and the "By-Laws"),  to the provisions of the
 Investment  Company Act of 1940 and
the Rules, Regulations and orders thereunder and to a Fund's then-current Prospectus and Statement of Additional
Information. The Adviser also shall exercise voting rights, rights to consen t to corporate actions and any other rights pertaining to a Fund's portfolio securities in accordance with the Advisers policies and procedures as presented to the Trustees of the Trust from time to time. Should the Trustees at any time, however, make any definite determination as to the investment policy and notify the Adviser thereof in writing,  the Adviser shall
be bound by such  determination for the period, if any,  specified in such notice or until similarly notified that such determination shall be revoked.

         (b) The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale
of portfolio  securities or other  instruments  for the Funds account with brokers or dealers  selected by it, and
to that end, the Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to the deliveries of securities or other instruments and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders,  the Adviser is directed
to seek for the Fund the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction;
the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer  in other  transactions.  In
fulfilling  this  requirement,  the Adviser  shall not be deemed to have acted unlawfully  or to have breached any
duty, created by this Agreement or otherwise, solely by reason of its having caused a Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser  determined in good
faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the
Adviser's  overall  responsibilities  with respect to the Fund and to other clients of the Adviser as to which the
Adviser exercises  investment  discretion.  Subject to seeking the best price and execution as described above, and
in accordance with applicable rules and regulations, the Adviser also is authorized to consider sales of shares of the Fund or of other funds or accounts of the Adviser as a factor in the selection of brokers and dealers.

         (c) The Adviser may from time to time enter into sub-investment advisory agreements with respect to a Fund with one or more investment advisers with such terms and conditions as the Adviser may determine, provided that such sub-investment advisory agreements have been approved in accordance with applicable provisions of the Investment Company Act of 1940 and any rules, regulations or orders of the
 Securities  and Exchange  Commission
thereunder.  Subject to the  provisions  of Article 6, the Adviser shall not be liable for any error of judgment or
mistake of law by any sub-adviser or for any loss arising out of any investment made by any sub-adviser or for any act or omission in the execution and management of a Fund by any sub-adviser.

         Article 2. Allocation of Charges and Expenses. (a) The Adviser shall furnish at its own expense investment  advisory and administrative  services,  office space,  equipment and clerical  personnel  necessary for
servicing the investments of the Fund and  maintaining its  organization,  and investment  advisory  facilities and
executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Fund. The Adviser shall arrange, if desired by the Trust, for directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

(b) It is understood that the Trust and the Fund will pay all of their own expenses incurred in their operations and the offering of a Funds shares, unless specifically provided otherwise in this Agreement or except to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this Article 2(b)) to assume or otherwise pay for specified expenses of the Trust or a Fund, including, without limitation: compensation of Trustees "not affiliated" with the Adviser; governmental fees;
  interest charges; taxes; membership dues in the Investment Company Institute allocable to a Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of a Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to a Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of a Fund; organizational and start up costs;
  such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which a Fund is a party or otherwise may have an exposure, and the legal obligation which a Fund may have to indemnify the Trusts Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of a Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

         (c) The payment or assumption by the Adviser of any expenses of the Trust or a Fund that the Adviser is not  obligated by this  Agreement or otherwise to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expenses of the Trust or a Fund on any subsequent occasion.

         Article 3. Compensation of the Adviser. For the services to be rendered and the facilities provided, the Fund shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix B
attached hereto. If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation paid to the Adviser will be prorated.

         Article 4. Additional Services. Should the Trust have occasio to request the Adviser or its affiliates  to perform  administrative  or other  additional  services  not herein  contemplated  or to request the
Adviser or its  affiliates to arrange for the services of others,  the Adviser or its  affiliates  will act for the
Trust on behalf of a Fund upon  request  to the best of its  ability,  with compensation  for the  services  to be
agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation that the Adviser is due, under this Agreement.

         Article 5. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's distributor, if any, as principals in  making  purchases  or sales of
securities or other property for the account of a Fund,  except as permitted by the Investment  Company Act of 1940
and any rules,  regulations or orders of the Securities and Exchange
Commission thereunder, will not take a long or short position in the shares of a Fund except as permitted by the applicable law, and will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement of Additional
Information of a Fund relative to the Adviser and its directors and officers.

         Article 6. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or  omission  in the
execution and management of a Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder. As used in this Article 6, the term "Adviser" shall include directors, officers and employees of the Adviser as well as that corporation itself.

         Article 7. Activities of the Adviser. (a) The Trust acknowledges that the services of the Adviser to a Fund are not exclusive, the Adviser being free to render investment advisory and/or other services to others.
The Trust  further  acknowledges  that it is possible  that,  based on their investment  objectives  and policies,
certain  funds or accounts  managed by the Adviser or its  affiliates  may at times take  investment  positions  or
engage in investment techniques which are contrary to positions taken or techniques engaged in on behalf of a Fund. Notwithstanding the foregoing, the Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner.

         (b) The Trust acknowledges that whenever a Fund and one or more other funds or accounts advised by the Adviser have available monies for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity.
  Similarly,  opportunities  to sell
securities  or other  investments  shall be allocated in a manner  believed by the Adviser to be fair and equitable
to each entity. The Trust acknowledges that in some instances this may adversely affect the size of the position that may be acquired or disposed of for a Fund.

         (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as directors, officers, employees, or otherwise and that  directors,  officers and
employees of the Adviser are or may become similarly interested in the Trust, and that the Adviser may be or become interested in a Fund as a shareholder or otherwise.

         Article 8. MFS Name. The Trust acknowledges that the names "Massachusetts Financial Services," "MFS"
or any derivatives  thereof or logos associated with those names
(collectively, the MFS Marks) are the valuable property of the Adviser and its affiliates. The Adviser grants the Trust and the Fund a non-exclusive and non-transferable right and sub-license to use the MFS Marks only so long as the  Adviser  serves as  investment
adviser to the Trust and the Fund. The Trust agrees that if the Adviser for any reason no longer serves as investment adviser to a Fund, and the Adviser so requests, that Fund promptly shall cease to use the MFS Marks and promptly shall amend its registration statement to delete any references to the MFS Marks. Likewise, the Trust agrees that if the Adviser for any reason no longer serves as investment adviser to any Fund of the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS
 Marks and  promptly  shall amend its
Declaration  of Trust to delete any  references  to the MFS Marks.  The Trust acknowledges  that the  Adviser  may
permit  other  clients to use the MFS Marks in their names or other  material.
  For purposes of this  Article,  the
Trust shall be deemed to have taken the required action promptly if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to a Fund of the Trust, or from the date of the  Advisers
request, as the case may be.

         Article 9.  Duration,  Termination  and  Amendment  of this
Agreement. (a) This Agreement shall become effective with respect to the Trust on the date first written above, and shall become effective with respect to a Fund, if approved by the shareholders of such Fund, on the Effective Date for such Fund, as set forth in Appendix
A attached  hereto.  Thereafter,  this  Agreement  will remain in effect with respect to a Fund for a period of two
years from that Fund's  Effective  Date as set forth in Appendix A, on which date it will  terminate  for that Fund
unless its continuance is "specifically approved at least annually" (i) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust,  or by "vote of a majority
of the outstanding voting securities" of the applicable Fund.

         (b) This Agreement may be terminated as to the Trust or as to any Fund at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting  securities" of the applicable
Fund,  or by the Adviser,  in each case on not more than sixty days' nor less than thirty days'  written  notice to
the other party. This Agreement shall automatically terminate in the event of its "assignment".

         (c) This Agreement may be amended with respect to a Fund only if such amendment is in writing signed by or on  behalf of the Trust and the  Adviser  and is  approved  by "vote of a majority  of the  outstanding  voting
securities" of the applicable Fund (if such shareholder approval is required by the Investment Company Act of
1940).

         (d) Any approval, renewal or amendment of this Agreement with respect to a Fund by "vote of a majority of the outstanding voting securities" of that Fund, by the Trustees of the Trust, or by a majority of the Trustees of the Trust who are not "interested persons" of the Trust or the Adviser, shall be effective to approve, renew or amend the Agreement with respect to that Fund notwithstanding (i) that the approval, renewal or amendment has not been so approved as to any other Fund, or (ii) that the approval,  renewal or amendment has not
been approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

         Article 10. Scope of Trusts Obligations. A copy of the Trusts Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trusts Trustees, officers, employees, agents or shareholders
individually, but are binding solely upon the assets and property of the Trust.
  If this Agreement is executed by
the Trust on behalf of one or more Funds, the Adviser further acknowledges that the assets and liabilities of the
Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning a Fund are binding solely upon the assets or property of such Fund and not upon the assets or property of any other Fund.

         Article 11. Definitions and Interpretations. The terms "specifically approved at least annually,"
"vote of a majority of the  outstanding  voting  securities,"  "assignment,"
 "affiliated  person," and "interested
person," when used in this Agreement,  shall have the respective  meanings specified,  and shall be construed in a
manner consistent with, the Investment  Company Act of 1940 and the rules and regulations  promulgated  thereunder.
Any question of  interpretation  of any term or provision of this  Agreement having a counterpart  in or otherwise
derived from a term or provision of the Investment  Company Act of 1940,  the
 Investment  Advisers Act of 1940, the
Securities  Act of 1933, or the  Securities  Exchange Act of 1934
 (collectively, the "Federal Securities Acts") shall be resolved by reference to such term or provision of the Federal
 Securities Acts and to interpretations thereof, if any, by United States federal courts or, in the absence of any controlling  decisions  of any such
court,  by rules or regulations of the  Securities  and Exchange  Commission.
 Where the effect of a requirement of
the Federal  Securities  Acts  reflected in any provision of this Agreement is revised by rule or regulation of the
Securities and Exchange  Commission,  such  provisions  shall be deemed to incorporate  the effect of such rule or
regulation.

         Article 12. Record Keeping. The Adviser will maintain records in a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the
 rules thereunder, which at all times
will be the property of the Trust and will be available for inspection and use by the Trust.

         Article 13. Miscellaneous. (a) This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

         (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the
Agreement.

         (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

         (d)  This   Agreement   shall  be   governed  by  the  laws  of  the
 CityPlaceTypeplaceCommonwealth   of
PlaceNameMassachusetts, without giving effect to the choice of laws provisions thereof, except that questions of interpretation shall be resolved in accordance with the provisions of Article 11 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned officers thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this
 Agreement not  individually,  but as an
officer  under the  Declaration  and the  obligations  of this  Agreement are not binding upon any of the Trustees,
officers or shareholders of a Fund, individually, but bind only the trust estate.


                                                         MFS SERIES TRUST XII,
                                          on behalf of its series set forth in
                                                    Appendix A attached hereto


                                              By: SUSAN S. NEWTON
                                                        Name: Susan S. Newton
                                                    Title: Assistant Secretary



                                      Citycountry-regionplaceStateMASSACHUSETTS
                                                  FINANCIAL SERVICES COMPANY

                                                  By:ROBERT J.MANNING
                                                   Name: Robert J. Manning
                                               Title: Chief Executive Officer